Exhibit 4.9

$15,000,000

Senior Secured Floating Rate Notes due 2011

REGISTRATION RIGHTS AGREEMENT

Dated as of July 9, 2007

by and among

InSight Health Services Corp.,

InSight Health Services Holdings Corp.,

The Subsidiary Guarantors listed in Schedule A hereto

and

The Purchasers Signatory hereto

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 9, 2007, by and among InSight Health Services Corp., a Delaware corporation (the “Company”), InSight Health Services Holdings Corp., a Delaware corporation (“Holdings”), the subsidiaries of the Company listed in Schedule A hereto (the “Subsidary Guarantors,” and, together with Holdings, the “Guarantors”), and the Purchasers signatory hereto (each a “Purchaser” and, collectively, the “Purchasers”), who collectively have purchased $15 million in aggregate principal amount of the Company’s Senior Secured Floating Rate Notes due 2011 (the “Notes”) pursuant to the Purchase Agreement, dated as of July 9, 2007, (the “Purchase Agreement”), by and among the Company, the Guarantors and the Purchasers.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them under the Indenture, dated as of September 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, the Guarantors and U.S. Bank National Association, as Trustee, relating to the Notes and the Exchange Notes (as defined below).

The parties hereby agree as follows:

Section 1.  Definitions.

As used in this Agreement, the following capitalized terms shall have the following meanings:

Act:  The Securities Act of 1933, as amended.

Affiliate:  As defined in Rule 144 under the Act.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Certificated Securities:  Definitive Notes, as defined in the Indenture.

Commission:  The Securities and Exchange Commission.

Consummate:  An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of   Notes tendered by Holders thereof pursuant to the Exchange Offer.

Consummation Date:  The date that the joint plan of reorganization for the Company and Holdings, as confirmed by an order of the United States Bankruptcy Court for the District of Delaware in the case captioned In re InSight Health Services Holdings Corp., et al, case no. 07-10700 (BLS), is consummated.

Consummation Deadline:  As defined in Section 3(b) hereof.

Effective Period:  As defined in Section 4(a) hereof.

Effectiveness Deadline:  The Exchange Effectiveness Deadline or the Shelf Effectiveness Deadline, as the case may be.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Exchange Notes:  The Company’s Senior Secured Floating Rate Notes due 2011 to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Sections 4 and 6(b)(ii) hereof.

Exchange Effectiveness Deadline:  As defined in Section 3(a) hereof.

Exchange Filing Deadline:  As defined in Section 3(a) hereof.

Exchange Offer:  The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Notes that are tendered by such Holders in connection with such exchange and issuance.

Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Filing Deadline:  The Exchange Filing Deadline or the Shelf Filing Deadline, as the case may be.

Holders:  As defined in Section 2 hereof.

Prospectus:  The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement or free writing prospectus and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Recommencement Date: As defined in Section 6(d) hereof.

Registration Default:  As defined in Section 5 hereof.

Registration Statement:  Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus contained therein, all amendments and supplements thereto (including post-effective amendments and free writing prospectuses) and all exhibits and material incorporated by reference therein.

Rule 144: Rule 144 promulgated under the Act.

Shelf Effectiveness Deadline:  As defined in Section 4(a) hereof.

Shelf Filing Deadline:  As defined in Section 4(a) hereof.

Shelf Registration Statement:  As defined in Section 4(a) hereof.

Suspension Notice:  As defined in Section 6(d) hereof.

Transfer Restricted Securities: Each (A) Note, until the earliest to occur of (i) the date on which such Note is exchanged in the Exchange Offer for an Exchange Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes), or (iii) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act (or similar provisions then in effect) and (B) Exchange Note held by a Broker-Dealer until the date on which such Exchange Note is disposed of by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

Section 2.  Holders.  A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

Section 3.  Registered Exchange Offer.  (a)  Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission no later than 60 days after the Consummation Date (such 60th day being the “Exchange Filing Deadline”), (ii) use reasonable best efforts to cause such Exchange Offer Registration Statement to become effective no later than 120 days after the Consummation Date (such 120th day being the “Exchange Effectiveness Deadline”); provided, that if such Exchange Offer Registration Statement does not become effective by such 120th day as a result of review and comment by the Commission, the Exchange Effectiveness Deadline shall be extended by an additional 30 days, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer.  The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

(b)        The Company and the Guarantors shall use reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open, for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days.  The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.  The Company and the Guarantors shall use reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event shall the Exchange Offer be Consummated later than 30 days thereafter (such 30th day being the “Consummation Deadline”).

(c)        The Company shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer.  Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.  See the Shearman & Sterling no-action letter (available July 2, 1993).

Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement.  To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company and the Guarantors agree to use reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 30 days from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto.  The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.

Section 4.  Shelf Registration.  (a)  If (i) the Exchange Offer is not permitted by applicable law (after the Company has complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company by the Consummation Date that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Notes acquired by it in the

Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or any of its Affiliates, then the Company shall:

(x) cause to be filed within 60 days after the Consummation Date (such 60th day, the “Shelf Filing Deadline”), a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”), relating to such notifying Holder’s Transfer Restricted Securities, and

(y) use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the Consummation Date (such 120th day the “Shelf Effectiveness Deadline”); provided, that if such Shelf Registration Statement does not become effective by such 120th day as a result of review and comment by the Commission, the Shelf Effectiveness Deadline shall be extended by an additional 30 days.

If, after the Company and the Guarantors have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Shelf Effectiveness Deadline set forth in clause (y).

To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use reasonable best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of up to 180 days (the “Effective Period”) (as extended pursuant to this Section 4(a) or Section 6(d)), or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

Following the 60th day of the Effective Period, the Company shall be entitled to suspend the use of any effective Registration Statement under this Section 4 (each such suspension, a “Blackout Period”) if the Company determines in good faith that the distribution of the Notes covered by such Registration Statement would materially interfere with any pending financing, acquisition or corporate reorganization or other corporate development material to the Company and its subsidiaries, taken as a whole, or would require premature disclosure thereof and promptly gives the Holders written notice of such determination, containing a statement of the reasons for such postponement, without disclosing specific details; provided, however that the Company will be entitled to a maximum of two Blackout Periods of up to 30 days each and that any such Blackout Period used by the Company shall extend the Effective Period by the length of such Blackout Period.  The Purchasers agree to keep confidential any information disclosed to them by the Company in connection with the use of a Blackout Period until such information has been publicly disclosed by the Company or a third party.

(b)        Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508, as applicable, of Regulation S-K of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information.  Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

Section 5.  Liquidated Damages.  If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) except as permitted under the last paragraph of Section 4(a), any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 2 days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within 5 days of filing such post-effective amendment to such Registration Statement (each such event referred to in clauses (i) through (iv), a “Registration Default”), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby, for each week or portion thereof that the Registration Default continues, liquidated damages in an amount equal to the product of $6,250 multiplied by a fraction, the numerator of which is the principal amount of Transfer Restricted Securities held by such Holder and the denominator of which is $15,000,000 (such affected Holder’s “Weekly Amount”); provided, that the maximum amount of liquidated damages payable to any such affected Holder shall be the product of (x) such affected Holder’s Weekly Amount and (y) 48; and provided, further that in no event shall liquidated damages accrue in respect of any Transfer Restricted Security for more than one Registration Default applicable to such Transfer Restricted Security at any given time.  Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease to accrue.

All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes.  Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

Section 6.  Registration Procedures.

(a)        Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below, (y) use reasonable best efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

(i)  If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted Securities.  The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level.  In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff; and

(ii)  As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business.  As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13,

1988), as interpreted in the Commission’s letter to Shearman & Sterling (available July 2, 1993), and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K; and

(iii)  Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988),  as interpreted in the Commission’s letter to Shearman & Sterling (available July 2, 1993), and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company’s and each Guarantor’s information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

(b)        Shelf Registration Statement.  In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

(i) comply with all the provisions of Section 6(c) below and use reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof; and

(ii) issue, upon the request of any Holder or purchaser of Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

(c)        General Provisions.  In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

(i)  other than, with respect to the Shelf Registration Statement, during any Blackout Periods, use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Except as permitted under the last paragraph of Section 4(a), upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall promptly prepare and file an appropriate amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other document curing such defect, and, if Commission review is required for an amendment to the Registration Statement, use its reasonable best efforts to cause such amendment to be declared effective as soon as practicable;

(ii)  prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)  with respect to a Shelf Registration Statement, advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)  furnish to the Purchasers and, with respect to a Shelf Registration Statement, each selling Holder named in any Registration Statement or Prospectus in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least 3 Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within 3 Business Days after the receipt thereof.  A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

(v)  with respect to a Shelf Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each selling Holder, upon such Holder’s reasonable request, in connection with such exchange or sale, if any;

(vi)  with respect to a Shelf Registration Statement, if requested by any selling Holders in connection with such sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(vii)  with respect to a Shelf Registration Statement, furnish to each selling Holder in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(viii) with respect to a Shelf Registration Statement, deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law. rules, regulations and orders) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the public offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(ix)  prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(x)  in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

(xi) use reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (ix) above;

(xii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company; and

(xiii)  otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act).

The Company and the Guarantors will be deemed not to have used reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company or any of the Guarantors voluntarily and knowingly takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Transfer Restricted Securities covered thereby not being able to exchange or offer and sell such Transfer Restricted Securities during that period as and to the extent contemplated hereby, unless (x) such action is required by applicable law or (y) such action is taken by the Company and the Guarantors in good faith and for valid business reasons (but not including avoidance of the Company’s or the Guarantors’, as applicable, obligations hereunder), including a material corporate transaction or other material corporate development.

(d)  Restrictions on Selling Holders.  With respect to a Shelf Registration Statement, each selling Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact or the happening of any event of the kind described in Section 6(c)(iii)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such selling Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such selling Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”).  Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice.  The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

Section 7.  Registration Expenses.  (a)  All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, subject to Section 7(b) below, all reasonable fees and reasonable disbursements of one counsel for the Holders of Transfer Restricted Securities chosen by the Holders of a majority of the outstanding Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent registered public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).  Notwithstanding the foregoing, the holders of the Notes being registered shall pay any placement agency fees and commissions and underwriting discounts and commissions and transfer taxes attributable to the sale of such Notes and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel specifically referred to above.

The Company will, in any event, bear its and the Guarantors’ internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b)        In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf

Registration Statement), the Company and the Guarantors will reimburse the Purchasers and the Holders of Transfer Restricted Securities who are tendering Notes into the Exchange Offer and/or selling Notes or Exchange Notes pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Milbank, Tweed, Hadley& McCloy LLP, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

Section 8.  Indemnification.  (a)       The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments and any amount paid in settlement of any litigation or any investigation or proceeding by any governmental agency or body, to the extent such settlement amounts are indemnifiable pursuant to Section 8(c) below) arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company or any Guarantor to any Holder or any prospective purchaser of Exchange Notes or registered Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders.

(b)        Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in Section 8(a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement.  In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the net proceeds received by such Holder in connection with the sale of Transfer Restricted Securities pursuant to a Registration Statement, less the aggregate amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay pursuant to this Section 8 by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c)        In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder).  Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notification by the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party).  In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates), in the case of the parties indemnified pursuant to Section 8(a), and by the Company and Guarantors, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if a proceeding for which indemnification is provided hereunder is settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d)        To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments, in such proportion as is appropriate to reflect the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations.  The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second and third sentences of Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments.  Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the net proceeds received by such Holder in connection with the sale of Transfer Restricted Securities pursuant to a Registration Statement, less the aggregate amount of any damages which such Holder has otherwise been required to pay pursuant to this Section 8 by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

Section 9.  Rule 144A and Rule 144.  The Company and each Guarantor agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

Section 10.  Miscellaneous.    (a)    Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Purchaser or any Holder may seek such relief as may be required to specifically enforce the

Company’s and the Guarantors’ obligations under Sections 3 and 4 hereof.  The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)        No Inconsistent Agreements.  Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.  The Holders hereby acknowledge that the registration rights agreement to be entered into by and among Holdings and certain equity holders of Holdings as of the Consummation Date will not conflict with this Section 10(b).

(c)        Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates).  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

(d)        Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile, or air courier guaranteeing overnight delivery:

(i)  if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii)  if to the Company or any Guarantor:

InSight Health Services Corp.

26250 Enterprise Court

Suite 100

Lake Forest, CA 92630

Facsimile: (949) 462-3703

Attention: General Counsel

With a copy to:

Kaye Scholer LLP

425 Park Avenue

New York, NY 10022

Facsimile: (212) 836-8689

Attention:  Stephen C. Koval, Esq. and Mark S. Kingsley, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; 5 Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(e)        Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(f)         Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)        Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)        Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

(i)         Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j)         Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INSIGHT HEALTH SERVICES CORP.

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief
Financial Officer

INSIGHT HEALTH SERVICES HOLDINGS CORP.

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief
Financial Officer

WILKES-BARRE IMAGING, L.L.C.

By: InSight Health Corp., as the sole member and sole manager

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief
Financial Officer

MRI ASSOCIATES, L.P.

By: InSight Health Corp., as the general partner

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief
Financial Officer

[Signatures continued on following page]

VALENCIA MRI, LLC
ORANGE COUNTY REGIONAL PET CENTER- IRVINE, LLC
SAN FERNANDO VALLEY REGIONAL PET CENTER, LLC

By: InSight Health Corp., as the sole member

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief
Financial Officer

PARKWAY IMAGING CENTER, LLC

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Manager

[Signatures continued on following page]

INSIGHT HEALTH CORP.
OPEN MRI, INC.
MAXUM HEALTH CORP.
RADIOSURGERY CENTERS, INC.
DIAGNOSTIC SOLUTIONS CORP.
MAXUM HEALTH SERVICES OF NORTH TEXAS, INC.
MAXUM HEALTH SERVICES OF DALLAS, INC.
NDDC, INC.
SIGNAL MEDICAL SERVICES, INC.
INSIGHT IMAGING SERVICES CORP.
COMPREHENSIVE MEDICAL IMAGING, INC.
COMPREHENSIVE MEDICAL IMAGING CENTERS, INC.
COMPREHENSIVE MEDICAL IMAGING- BILTMORE, INC.
COMPREHENSIVE OPEN MRI-EAST MESA, INC.
TME ARIZONA, INC.
COMPREHENSIVE MEDICAL IMAGING- FREMONT, INC.
COMPREHENSIVE MEDICAL IMAGING- SAN FRANCISCO, INC.
COMPREHENSIVE OPEN MRI- GARLAND, INC.
IMI OF ARLINGTON, INC.
COMPREHENSIVE MEDICAL IMAGING- FAIRFAX, INC.
IMI OF KANSAS CITY, INC.
COMPREHENSIVE MEDICAL IMAGING- BAKERSFIELD, INC.
MAXUM HEALTH SERVICES CORP.

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief
Financial Officer

[Signatures continued on following page]

COMPREHENSIVE OPEN MRI- CARMICHAEL/FOLSOM, LLC
SYNCOR DIAGNOSTICS SACRAMENTO, LLC
SYNCOR DIAGNOSTICS BAKERSFIELD, LLC

By: Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., as the partners

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief
Financial Officer

PHOENIX REGIONAL PET CENTER-
THUNDERBIRD, LLC

By: Comprehensive Medical Imaging Centers, Inc., as the sole member

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief
Financial Officer

[Signatures continued on following page]

MESA MRI
MOUNTAIN VIEW MRI
LOS GATOS IMAGING CENTER
WOODBRIDGE MRI
JEFFERSON MRI-BALA
JEFFERSON MRI

By: Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., as the members

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief
Financial Officer

[Signatures continued on following page]

PURCHASERS:

J.P. MORGAN SECURITIES INC.

By:	/s/ John Abate
Name:	John Abate
Title:	Managing Director

J.P. MORGAN VENTURES CORPORATION

By:	/s/ Keith J. Stephen
Name:	Keith J. Stephen
Title:	Vice President As Authorized Signatory

BDCM OPPORTUNITY FUND II, L.P.
By: BDCM Opportunity Fund II Adviser, L.L.C.,
its Investment Manager

By:	/s/ Stephen H. Deckoff
Name:	Stephen H. Deckoff
Title:	Managing Principal

HIGHLAND CREDIT STRATEGIES MASTER FUND, L.P.
By: Highland General Partner, L.P., its General Partner
By: Highland GP Holdings LLC, its General Partner
By: Highland Capital Management, LP, its Sole Member
By: Strand Advisors, Inc., its General Partner

By:	/s/ Mark K. Okada
Name:	Mark K. Okada
Title:	Executive Vice President Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

SCHEDULE A

Subsidiary Guarantors

Subsidiary Guarantor	Jurisdiction of Organization